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                                                                        Ex-99.j1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors" and "Financial Statements" and to the incorporation by reference of our reports for The Brinson Funds (comprised of Global Fund, Global Equity Fund, Global Fund, U.S. Balanced Fund, U.S. Equity Fund, U.S. Large Capitalization Equity Fund, U.S. Bond Fund and Non-U.S. Equity
Fund) dated August 7, 1998, in the Registration Statement (Form N-1A) and related Prospectus, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-47287) and in this Amendment No. 25 to the Registration Statement Under the Investment Company Act of 1940 (Registration No. 811-6637).



                                                               ERNST & YOUNG LLP

Chicago, Illinois
December 7, 1998